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    As filed with the Securities and Exchange Commission on December 4, 1996
                                                      Registration No. 333-12823
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       ----------------------------------
                         Post-effective Amendment No. 1
                                       To
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------


                          UNITED MERIDIAN CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                  75-2160316
   (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification Number)

                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 JOHN B. BROCK
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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                                      COPIES TO:

         MICHAEL E. DILLARD, P.C.                            T. MARK KELLY
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.               VINSON & ELKINS L.L.P.
           1700 PACIFIC AVENUE                            1001 FANNIN STREET
                SUITE 4100                                    SUITE 2300
           DALLAS, TEXAS 75201                        HOUSTON, TEXAS  77002-6760
              (214) 969-2800                                (713) 758-2222

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         By this Post-effective Amendment No. 1, the Registrant is amending its
Registration Statement No. 333-12823, effective October 31, 1996, to reduce the number of shares registered from 6,612,500 shares of Common Stock to 6,588,942 shares of Common Stock, as set forth below.

Total amount of securities registered prior to Amendment     6,612,500 shares
                                                             Common Stock

Reduced by:

         Shares to be de-registered under Form S-3
         Registration Statement, effective October 31, 1996
         (represents shares initially registered and
         reserved for issuance to underwriters under an
         over-allotment option which was not exercised)      23,558 shares
                                                             Common Stock


Total amount of securities registered after Amendment        6,588,942 shares
                                                             Common Stock


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and as authorized by Rule 478 of that Act, the Registrant has duly caused this Post-effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, its duly authorized agent for service, in the City of Houston, State of Texas, on the fourth day of December, 1996.


                                          UNITED MERIDIAN CORPORATION



                                          By:      /s/ John B. Brock
                                                  ----------------------------
                                                  John B. Brock
                                                  Chairman and Chief Executive
                                                  Officer













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